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                                                             Exhibit 99.1

                         CONSENT OF NOMINEE FOR DIRECTOR

         I consent to the use of my name as a future director of Template Software, Inc., a Virginia corporation (the "Company"), under the heading "Management" in the Prospectus constituting part of the Registration Statement registering the offering of Common Stock, $0.01 par value, of the Company expected to be filed with the Securities and Exchange Commission in October, 1996.



                                                     Alan B. Salisbury
                                                     ---------------------
                                                     Alan B. Salisbury



October 14, 1996